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                                                                    Exhibit (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
ING Partners, Inc.:


We consent to the use of our report dated February 13, 2004, incorporated in this Registration Statement by reference, to the ING Partners, Inc. and to the references to our firm under the captions "Financial Highlights" in the prospectuses and "Independent Auditors" in the Statement of Additional Information.

                                                       /s/  KPMG LLP


Boston, Massachusetts
April 27, 2004